UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 19, 2014

Live Nation Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated into this Item 1.01 by reference.

Senior Notes Indenture

On May 23, 2014, in connection with the previously announced private offering and sale of $250.0 million aggregate principal amount of 5.375% senior notes due 2022 (the “Senior Notes”) of Live Nation Entertainment, Inc. (the “Company”), the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, executed an indenture (the “Senior Notes Indenture”) relating to the Senior Notes.

Convertible Notes Indenture

On May 23, 2014, in connection with the previously announced private offering and sale of $275.0 million aggregate principal amount of 2.50% convertible senior notes due 2019 (the “Convertible Notes” and together with the Senior Notes, the “Notes”) of the Company, with such aggregate principal amount including $25.0 million in aggregate principal amount issued pursuant to the exercise of the initial purchasers’ option, the Company and HSBC Bank USA, National Association, as trustee, executed an indenture (the “Convertible Notes Indenture” and together with the Senior Notes Indenture, the “Indentures”) relating to the Convertible Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

The Company completed offerings of the Senior Notes and Convertible Notes on May 23, 2014. The Notes were sold in private offerings in reliance on Rule 144A and, in the case of the Senior Notes, Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Senior Notes Indenture

The Senior Notes will bear interest at the rate of 5.375% per annum, payable on June 15 and December 15 of each year beginning on December 15, 2014. The Senior Notes will mature on June 15, 2022. Prior to June 15, 2017, the Company may redeem up to 35% of the Senior Notes from the proceeds of certain equity offerings at 105.3750% of the aggregate principal amount, plus accrued and unpaid interest thereon, if any, to the date of redemption. The Company may redeem some or all of the Senior Notes, at any time prior to June 15, 2017, at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus a “make-whole” premium based on a discount rate equal to the yield on a comparable U.S. Treasury Security plus 50 basis points. In addition, on or after June 15, 2017, the Company may redeem some or all of the Senior Notes at any time at the redemption prices specified in the Senior Notes Indenture, plus any accrued and unpaid interest to the date of redemption. The Company is required to offer to purchase the Senior Notes at 101% of their aggregate principal amount, plus accrued interest to the repurchase date, if it experiences specific kinds of changes in control.

The Senior Notes are the Company’s senior unsecured obligations and rank equal in right of payment with all of its existing and future senior obligations and senior to its future subordinated indebtedness. The Senior Notes are unconditionally guaranteed by certain of the Company’s subsidiaries. The guarantees are unsecured and rank senior to all of the existing and future subordinated indebtedness of such guarantors and rank equal in right of payment with all existing and future liabilities of such guarantors that are not so subordinated. The Senior Notes and the guarantees are effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness.

If an event of default as defined in the Senior Notes Indenture occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to the Company), the trustee or the holders of at least 25% in principal amount of the outstanding Senior Notes may declare all the outstanding Senior Notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to the Company occurs, all the outstanding Senior Notes will immediately become due and payable without any declaration or other act on the part of the trustee or any holders of the Senior Notes.

The Senior Notes Indenture contains covenants substantially similar to the indenture governing the Company’s 7.00% senior notes due 2020 and limit, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur certain additional indebtedness and issue preferred stock;

•	make certain distributions, investments and other restricted payments;

•	sell certain assets;

•	agree to any restrictions on the ability of restricted subsidiaries to make payments to the Company;

•	create certain liens;

•	merge, consolidate or sell substantially all of the Company’s assets; or

•	enter into certain transactions with affiliates.

These covenants are subject to important exceptions and qualifications and many of these covenants will not be applicable during any period of time when the Senior Notes have an investment grade rating.

Convertible Notes Indenture

The Convertible Notes will bear interest at a rate of 2.50% per annum, payable on May 15 and November 15 of each year, beginning on November 15, 2014. The Convertible Notes will mature on May 15, 2019 and may not be redeemed by the Company prior to the maturity date.

The Convertible Notes are convertible, in multiples of $1,000 principal amount, into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, prior to the maturity date based on the applicable conversion rate only under certain circumstances specified within the Convertible Notes Indenture. The initial conversion rate for the notes is 28.8363 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $34.68 per share of common stock), subject to adjustment as described in the Convertible Notes Indenture. Holders will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by the cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock paid or delivered as the case may be, to a holder upon conversion.

The Convertible Notes are the Company’s senior unsecured obligations and rank equal in right of payment with all of its existing and future unsubordinated indebtedness and senior in right of payment to all of its future indebtedness that is expressly subordinated in right of payment to the Convertible Notes. The Convertible Notes are effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the assets securing that indebtedness and will be structurally subordinated to all future and existing obligations of the Company’s subsidiaries.

If an event of default as defined in the Convertible Notes Indenture occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to the Company), the trustee or the holders of at least 25% in principal amount of the outstanding Convertible Notes may declare all the outstanding Convertible Notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to the Company occurs, all the outstanding Senior Notes will immediately become due and payable without any declaration or other act on the part of the trustee or any holders of the Convertible Notes.

With the exception of covenants restricting the Company’s ability to merge, consolidate or sell substantially all of the Company’s assets, the Convertible Notes Indenture does not provide for restrictive covenants.

Item 8.01	Other Events.

On May 19, 2014, the Company issued a press release announcing the pricing of its previously announced private offerings of Senior Notes and Convertible Notes. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Events.

(d)	Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The Company wishes to caution its investors that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company’s investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements by or concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

/s/ Michael Rowles
Name:	Michael Rowles
Title:	Executive Vice President,
General Counsel and Secretary

May 23, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release issued by Live Nation Entertainment, Inc. on May 19, 2014.